      As filed with the Securities and Exchange Commission on June 29, 1999

                           Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              KEEBLER FOODS COMPANY
             (Exact name of registrant as specified in its charter)

              DELAWARE                                      36-3839556
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                     Identification No.)

                                677 Larch Avenue
                            Elmhurst, Illinois 60126
                            Telephone: (630) 833-2900
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                       KEEBLER COMPANY UNION SAVINGS PLAN
                            (Full title of the plan)

                                Thomas E. O'Neill
                          Vice President, Secretary and
                                 General Counsel
                              Keebler Foods Company
                                677 Larch Avenue
                            Elmhurst, Illinois 60126
                            Telephone: (630) 833-2900
(Name, address, including zip code and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
Title of securities            Amount to be      Proposed maximum            Proposed maximum           Amount of
to be registered               registered (1)    offering price per share    aggregate offering price   registration fee
----------------               --------------    ------------------------    ------------------------   ----------------


Common Stock, par value
$0.01 per share (2)(3)         50,000 shares     $30.40625                   $1,520.313                 $423

--------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R. ss. 230.416.

(2) Estimated in accordance with Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on the New York Stock Exchange on June 24, 1999.

(3) Pursuant to Rule 416(c), the registration statement also covers an indeterminate amount of plan interests to be offered and sold pursuant to the Keebler Company Union Savings Plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in to this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Keebler Foods Company ("Registrant" or "Keebler"):

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1999;

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 24, 1999; and

     3. The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on December 12, 1997 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Commission File No. 001-13705), including any subsequent amendment or any report filed for the purpose of updating such description.

     In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Keebler is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe that his conduct was illegal. Keebler's By-Laws provide for the indemnification of directors and officers of Keebler to the fullest extent permitted by Section 145.

     Section 102 ("Section 102") of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. As permitted by Section 102, Keebler's Certificate of Incorporation provides that directors of Keebler shall have no personal liability to Keebler or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to Keebler or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law,
(iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which a director derived an improper personal benefit.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.   INDEX TO EXHIBITS.

     Exhibit Number      Description of Document
     --------------      -----------------------

           4.1 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 filed with the Commission (Commission File No. 333-42075) on December 12, 1997, as amended (the "Registration Statement"), and hereby incorporated by reference)

           4.2 Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registration Statement and hereby incorporated by reference)

          23.1           Consent of PricewaterhouseCoopers LLP

          24.1           Powers of Attorney (included on signature page)

The Registrant will submit the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmhurst, State of Illinois, on this 25th day of June 1999.

                             KEEBLER FOODS COMPANY


                             By:  /s/ Sam K. Reed
                                --------------------------------------------
                                      Sam K. Reed
                             President, Chief Executive Officer and Director

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas E. O'Neill, E. Nichol McCully and James T. Spear, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 25th day of June 1999.

          Signature                               Title
          ---------                               -----


/s/  Sam K. Reed               President, Chief Executive Officer and Director
----------------------------   (Principal Executive Officer)
Sam K. Reed


/s/ E. Nichol McCully          Senior Vice President and Chief Financial Officer
----------------------------   (Principal Financial Officer)
E. Nichol McCully


/s/ James T. Spear             Vice President Finance and Corporate Controller
----------------------------   (Principal Accounting Officer)
James T. Spear


/s/ Robert P. Crozer           Director
----------------------------
Robert P. Crozer


/s/ Johnston C. Adams, Jr.     Director
----------------------------
Johnston C. Adams, Jr.

/s/ Franklin L. Burke          Director
----------------------------
Franklin L. Burke


/s/ G. Anthony Campbell        Director
----------------------------
G. Anthony  Campbell


/s/ Amos R. McMullian          Director
----------------------------
Amos R. McMullian


/s/ Wayne H. Pace              Director
----------------------------
Wayne H. Pace


/s/ Melvin T. Stith            Director
----------------------------
Dr. Melvin T. Stith


/s/ C. M. Wood III             Director
----------------------------
C. Martin Wood III


/s/ Jimmy M. Woodward          Director
----------------------------
Jimmy M. Woodward

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmhurst, State of Illinois, on this 25th day of June 1999.

                               KEEBLER COMPANY UNION SAVINGS PLAN




                               By: /s/ E. Nichol McCully
                                  ----------------------------------------------
                                       E. Nichol McCully
                               Senior Vice President and Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit Number      Description of Document
--------------      -----------------------

     4.1 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 filed with the Commission (Commission File No. 333-42075) on December 12, 1997, as amended (the "Registration Statement"), and hereby incorporated by reference)

     4.2            Amended and Restated By-Laws of the Registrant (filed as
                    Exhibit 3.2 to the Registration Statement and hereby incorporated by reference)

     23.1           Consent of PricewaterhouseCoopers LLP

     24.1           Powers of Attorney (included on signature page)